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                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                      COMMERCE GROVE FINANCIAL CORPORATION


                  The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

                  FIRST: The name of the corporation shall be Commerce Grove Financial Corporation.

                  SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Troy, County of Miami.

                  THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under
Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH: The authorized shares of the corporation shall be eight hundred fifty (850) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation determining, in whole or in part, the express terms, within the limits set forth in Chapter 1701 of the Ohio Revised Code, of any class of shares before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series.

                  FIFTH: (A) The board of directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of Incorporation of the corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.

                  (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.

                  (C) The authority granted in this Article FIFTH shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by its articles.

                  SIXTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, any action pursuant to such provision, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:

                  (A) A proposed amendment to the Articles of Incorporation of the corporation;

                  (B) A proposed amendment to the Code of Regulations of the corporation;

                  (C)      A proposal to change the number of directors by
                           action of the shareholders;
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                  (D)      An agreement of merger or consolidation providing for
                           the proposed merger or consolidation of the corporation with or into one or more other corporations;

                  (E) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

                  (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

                  (G)      A proposed dissolution of the corporation.


                  IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be signed on the 18th day of July, 2001.

                                                Peoples Savings Bank of Troy,
                                                Incorporator


                                                By /s/Ronald B. Scott
                                                   ----------------------------
                                                   Ronald B. Scott,
                                                   its President


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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

                  Commerce Grove Financial Corporation, a corporation organized under the laws of the State of Ohio, DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of Commerce Grove Financial Corporation, resolutions were duly adopted setting forth a proposed amendment to the Articles Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at the next meeting of the shareholders. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Articles of Incorporation of the Corporation shall be amended by deleting Article First in its entirety and substitution therefore the following new Article
                  First:

                           FIRST. The name of the corporation shall be Peoples Ohio Financial Corporation.

                  SECOND: That thereafter a written action of the sole shareholder of said corporation was executed, adopting the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the laws of the State of Ohio.

                  IN WITNESS WHEREOF, Commerce Grove Financial Corporation has caused this certificate to be signed by Mark A. Douglas, its Vice Treasurer, effective the 21st day of August, 2001.

                                           By:  /s/ Mark A. Douglas
                                              -------------------------------
                                                 Mark A. Douglas, Treasurer